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                                  EXHIBIT 10.8


                           SUNGARD DATA SYSTEMS INC.
                  AMENDMENT TO 401 LEASE DATED OCTOBER 9, 1995


Broad & Noble Associates
401 North Broad Street
Philadelphia
Pennsylvania 19108
215/922/3110
FAX 215/922/0937



October 9, 1995

Mr. John C. Herley
SunGard Recovery Services Inc.
1285 Drummers Lane
Wayne, PA  19087-1586

Dear Mr. Herley:

As you are aware, under Amendment to Lease dated November 19, 1992 between Broad and Noble Associates, Inc. and Sungard Services Company, Sungard will take under Lease the balance of the seventh floor, comprised of 15,053 square feet, here at 401 North Broad Street, Philadelphia, Pennsylvania, by January 1, 1996 (the "Lease"). To accommodate Sungard, the Lease shall become effective October 10, 1995. For the period October 10, 1995 through December 31, 1995, Sungard shall not be obligated to Broad and Noble Associates for any base rent or additional rent, including but not limited to any taxes or operating expenses, nor shall any base rent or additional rent accrue for the period October 10, 1995 through December 31, 1995. All other terms and conditions of the Lease will be in effect as of October 10, 1995.

We believe this letter may serve as an agreement between Broad and Noble Associates and Sungard for the purpose of accelerating the start date of the lease for the aforementioned 15,053 square feet of space.

If this meets with your approval, please acknowledge your acceptance in the space provided below and return one copy to us for our records. Thank you for your time and attention in this matter.

Sincerely,

Broad and Noble Associates
/s/ Barbara K. Dertouzos
Barbara K. Dertouzos


Accepted for Sungard: /s/ William J. Flounders
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Dated:       10/9/95
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